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                       FIRST AMENDMENT TO TRUST AGREEMENT
                                   [NW 1990 A]

                 This FIRST AMENDMENT TO TRUST AGREEMENT [NW 1990 A] (this "AMENDMENT") dated as of June 12, 1996 between [______________________], a
[_______] corporation (the "OWNER PARTICIPANT"), and First Security Bank of Utah, National Association, a national banking association, not in its individual capacity but solely as Owner Trustee (the "OWNER TRUSTEE"), as successor to The First National Bank of Boston (the "ORIGINAL OWNER TRUSTEE").

                 Except as otherwise defined in this Amendment, the terms used herein in capitalized form shall have the respective meanings attributed thereto in or pursuant to the Trust Agreement defined below.

                              W I T N E S S E T H:

                 WHEREAS, the Owner Participant and the Original Owner Trustee entered into a Trust Agreement [NW 1990 A] dated as of August 23, 1990, supplemented by a Trust Agreement and Indenture Supplement [NW 1990 A] dated August 23, 1990 covering the Aircraft (the "ORIGINAL TRUST AGREEMENT," and as so supplemented and as amended hereby and from time to time, the "TRUST AGREEMENT"), pursuant to which the Owner Trustee agrees, among other things, to hold the Trust Estate for the use and benefit of the Owner Participant;

                 WHEREAS, pursuant to the Lease Agreement [NW 1990 A] dated as of August 23, 1990 between the Original Owner Trustee and Northwest Airlines, Inc., a Minnesota corporation (the "LESSEE"), as supplemented by the Lease Supplement No. 1 [NW 1990 A] dated August 23, 1990 (as so supplemented, the "ORIGINAL LEASE"), the Lessee has leased the Aircraft from the Owner Trustee;

                 WHEREAS, pursuant to an Instrument of Transfer, Removal, Appointment, Assumption and Acceptance [NW 1990 A] dated May 28, 1996 among the Owner Participant, the Original Owner Trustee and the Owner Trustee (the "INSTRUMENT OF TRANSFER"), the Owner Trustee succeeded to all the estates, properties, rights, powers and trusts of the Original Owner Trustee as Owner Trustee under the Trust Agreement, including, without limitation, all right, title and interest of the Owner Trustee in and to the Aircraft and in, to and under the Original Lease and the other Operative Documents;

                 WHEREAS, the Lessee, Northwest Airlines Corporation, a Delaware corporation, as guarantor, the Owner Trustee, the Owner Participant and certain other parties have entered into a Refunding Agreement [NW 1990 A] dated as of June 3, 1996 (the "REFUNDING AGREEMENT"), providing for a refinancing operation as contemplated by Section 17 of the Original Participation Agreement;
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                 WHEREAS, on June 3, 1996, the Lessee and the Owner Trustee
entered into the First Amendment to Lease Agreement [NW 1990 A], containing amendments, modifications and additions to the Original Lease necessary to give effect to the transactions described in the Refunding Agreement (the Original Lease as so amended, the "LEASE"); and

                 WHEREAS, the Owner Participant and the Owner Trustee wish to amend the Original Trust Agreement as set forth herein to give effect to the transactions contemplated by the Refunding Agreement.

                 NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

                 SECTION 1. AMENDMENT OF SECTION 1.01 OF THE ORIGINAL TRUST AGREEMENT. Section 1.01 of the Original Trust Agreement is hereby amended by deleting in the definition of "Trust Office" the words, numbers and punctuation "150 Royall Street, Canton, Massachusetts 02021, Attention: Manager - Corporate Trust" and substituting therefor the words, numbers and punctuation "79 South Main Street, Salt Lake City, Utah 84111, Attention: Corporate Trust Department".

                 SECTION 2. AMENDMENT OF SECTION 5.04 OF THE ORIGINAL TRUST AGREEMENT. Section 5.04 of the Original Trust Agreement is hereby amended by deleting the words "The First National Bank of Boston" and substituting therefor the words and punctuation "First Security Bank of Utah, National Association".

                 SECTION 3. AMENDMENT OF SECTION 6.01 OF THE ORIGINAL TRUST AGREEMENT. Section 6.01 of the Original Trust Agreement is hereby amended by deleting the words "The First National Bank of Boston" each time such words appear and substituting therefor the words and punctuation "First Security Bank of Utah, National Association".

                 SECTION 4. AMENDMENT OF SECTION 6.02 OF THE ORIGINAL TRUST AGREEMENT. Section 6.02 of the Original Trust Agreement is hereby amended by deleting the words "The First National Bank of Boston" each time such words appear and substituting therefor the words and punctuation "First Security Bank of Utah, National Association".

                 SECTION 5. AMENDMENT OF SECTION 6.03 OF THE ORIGINAL TRUST AGREEMENT. Section 6.03 of the Original Trust Agreement is hereby amended by deleting the words "THE FIRST NATIONAL BANK OF BOSTON" and substituting therefor the words and punctuation "FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION" and by deleting the words "The First National Bank of Boston" each time such words appear and substituting therefor the words and punctuation "First Security Bank of Utah, National Association".

                 SECTION 6. AMENDMENT OF SECTION 7.01 OF THE ORIGINAL TRUST AGREEMENT. Section 7.01 of the Original Trust Agreement is hereby amended by deleting the words "The

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First National Bank of Boston" each time such words appear and substituting therefor the words and punctuation "First Security Bank of Utah, National Association".

                 SECTION 7. AMENDMENT OF SECTION 11.11 OF THE ORIGINAL TRUST AGREEMENT. Section 11.11 of the Original Trust Agreement is hereby amended by deleting the first sentence thereof and substituting therefor the following:
"THIS TRUST AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF UTAH, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE."

                 SECTION 8. ACKNOWLEDGMENTS AND DIRECTION. (a) The parties hereto acknowledge and confirm that, pursuant to the Instrument of Transfer, the Owner Trustee succeeded to all the estates, properties, rights, powers and trusts of the Original Owner Trustee as trustee under the Trust Agreement with like effect as if originally named the Owner Trustee therein, including without limitation all right, title and interest of the Owner Trustee in and to the Aircraft and in, to and under the Lease and the other Operative Documents.

                 (b) Pursuant to and in conformity with Section 10.01(a) of the Trust Agreement, the Owner Participant hereby requests the Owner Trustee to execute this Amendment. The Owner Participant represents and warrants that it is a Majority in Interest of Owner Participants.

                 SECTION 9. RATIFICATION. Except as modified hereby and by the Instrument of Transfer, the Original Trust Agreement shall continue in full force and effect as originally executed. From and after the date of this Amendment, each and every reference in the Trust Agreement, as amended hereby, to "this Agreement", "herein", "hereof" or similar words or phrases referring to the Trust Agreement or any word or phrase referring to a section or provision of the Trust Agreement is deemed for all purposes to be a reference to the Trust Agreement or such section or provision as amended by this Amendment.

                 SECTION 10. MISCELLANEOUS. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts shall together constitute but one and the same instrument. The terms of this Amendment shall be binding upon, and inure to the benefit of, the Owner Trustee and its successors and assigns, and the Owner Participant, its successors and, to the extent permitted by Article VIII of the Original Trust Agreement as amended hereby, its assigns. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF UTAH, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

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         IN WITNESS WHEREOF, the parties hereto have each caused this Amendment to be duly executed as of the day and year first written above.

                                    [Owner Participant]

                                    By:
                                        ---------------------------------
                                    Title:
                                           ------------------------------

                                    FIRST SECURITY BANK OF UTAH,
                                       NATIONAL ASSOCIATION,
                                         not in its individual capacity
                                         but solely as Owner Trustee

                                    By:
                                        ---------------------------------
                                    Title:
                                           ------------------------------

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